Exhibit 23.1

To Whom It May Concern:

We hereby consent to the incorporation by reference in (i) the Registration Statement on Form S-3 (File Number 333-280980), (ii) the Registration Statement on Form S-3 (File Number 333-281813) and (iii) the Registration Statement on Form S-8 (File number 333-267380) of Trio Petroleum Corp. (the “Company”) of our report dated January 17, 2025, relating to the financial statements of the Company, which appear in this Annual Report on Form 10-K.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Henderson, Nevada
February 27, 2025

179 N. Gibson Rd., Henderson, NV 89014 ● 702.703.5979 ● www.bushandassociatescpas.com